EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-223649) and Form S-8 (File Nos. 333-38166, 333-135194, 333-137857, 333-166605, 333-181922, 333-205033, 333-208394, and 333-218606) of Unit Corporation of our report dated February 26, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 26, 2019